UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2013

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office) (Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Financing Transactions

On December 23, 2013, YRC Worldwide Inc. (the “Company”) announced that it had executed stock purchase agreements with certain investors pursuant to which it has agreed to sell (the “Sales”), in the aggregate, a combination of shares of Common Stock, par value $0.01 per share (the “Common Stock”), and shares of the Company’s new Class A Convertible Preferred Stock, par value $1.00 per share (the “Preferred Stock”), for an aggregate purchase price of $250.0 million in cash. The Company intends to use the proceeds therefrom to repay indebtedness. In addition, certain existing holders of the Company’s 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes”) have agreed to exchange or convert their Series B Notes in an aggregate principal amount of $50.6 million for an aggregate of approximately 3.3 million shares of Common Stock (the “Series B Note Exchanges”). The Company refers to the Sales, the application of the proceeds therefrom and the Series B Note Exchanges collectively as the “Financing Transactions.”

Stock Purchase Agreements

On December 22, 2013, the Company entered into stock purchase agreements (the “Stock Purchase Agreements”) with certain investors (the “Buyers”) pursuant to which the Company agreed to issue and sell to each Buyer, and each Buyer severally agreed to purchase from the Company, shares of Common Stock, and, in the case of certain Buyers, shares of Preferred Stock, for an aggregate purchase price of $250.0 million in cash. The Common Stock and the Preferred Stock will be issued pursuant to an exemption from registration in Rule 506 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Preferred Stock will convert into shares of Common Stock automatically following the occurrence of the events described in the form of Certificate of Designations, Preferences, Powers and Rights of Class A Convertible Preferred Stock (the “Certificate of Designations”) attached to the Stock Purchase Agreements and described below. Each Buyer will pay a purchase price of $15 per share for each share of Common Stock and a purchase price of $60 per share for each share of Preferred Stock allocated to it. If the number of shares of Common Stock agreed to be purchased by a Buyer would violate the Common Stock Cap (as defined below), the number of shares of Common Stock allocated to that Buyer will be reduced as necessary to comply with the Common Stock Cap and that Buyer will be allocated a proportionate amount of Preferred Stock. Based on these allocations, the Company expects to issue an aggregate of approximately 14.3 million shares of Common Stock and an aggregate of approximately 0.6 million shares of Preferred Stock pursuant to the Stock Purchase Agreements. The exact number of shares of Preferred Stock to be issued will depend on, among other things, the number of our outstanding shares of Common Stock on the closing date. The Company intends to use the proceeds from the issuance of Common Stock and Preferred Stock to repay indebtedness.

In each Stock Purchase Agreement, the Company agreed to hold an annual or special meeting of stockholders as promptly as practicable following execution of the Stock Purchase Agreements to vote on a proposal to (i) approve an amendment to the Company’s Certificate of Incorporation (the “Certificate Amendment”) to increase the amount of authorized shares of Common Stock to a number of shares sufficient for effecting the conversion of the Preferred Stock into shares of Common Stock and (ii) in order to comply with the Nasdaq stockholder approval requirements relating to the issuance of shares of Common Stock upon conversion of the Preferred Stock, approve the removal of any restrictions on the conversion of the Preferred Stock (the “Removal”). If approval with respect to either the Certificate Amendment or the Removal is not obtained at the first stockholders’ meeting, then the Company will continue to seek approval of the Certificate Amendment and/or the Removal at subsequent stockholders’ meetings.

In the Stock Purchase Agreements, certain Buyers that hold Series B Notes agreed (i) to convert all of the Series B Notes that they own concurrently with the closing, or exchange all of the Series B Notes that they own pursuant to the Series B Notes Exchanges and (ii) to deliver its irrevocable consent to certain amendments (the “Proposed Amendments”) to the indenture, dated as of July 22, 2011 (the “Series B Notes Indenture”), between the Company and U.S. Bank National Association, governing the Series B Notes. The Proposed Amendments will eliminate substantially all of the restrictive covenants, certain events of default and other related provisions contained in the Series B Notes Indenture and will release and discharge the liens on the collateral securing the Series B Notes.

The closing of the transactions contemplated by the Stock Purchase Agreements is subject to the conditions to closing set forth in the Stock Purchase Agreements, and is expected to occur on the second business day after each party has confirmed that all of the conditions to closing have been satisfied (or waived). The conditions to the Buyers’ obligations to close include: (i) all of the conditions to effectiveness (other than the passage of time) of the Extension of the Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies, by and among YRC Inc., USF Holland, Inc., New Penn Motor Express, Inc., USF Reddaway and the Teamsters National Freight Industry Negotiating Committee of the International Brotherhood of Teamsters (the “IBT Agreement”) have been met; (ii) the amendment and extension of the Company’s Amended and Restated Contribution Deferral Agreement, with respect to at least 90% of the obligations, to December 31, 2019; (iii) the consummation of the Series B Notes Exchanges; and (iv) the receipt of proceeds from the issuance of the Common Stock and Preferred Stock pursuant to the Stock Purchase Agreements of not less than $250.0 million, and the exchange or conversion of at least $45.0 million principal amount of Series B Notes pursuant to the Series B Notes Exchanges and the Stock Purchase Agreements. Each Buyer may terminate its respective Stock Purchase Agreement if the closing has not occurred before the earliest of (i) the date that is five business days after the conditions to closing have been satisfied (or waived), (ii) February 13, 2014 and (iii) the date on which an event of default occurs under the Company’s existing senior credit agreement as a result of the failure to repay, extend, restructure or refinance the Company’s 6% Convertible Senior Notes on or prior to February 1, 2014.

Certificate of Designations, Preferences, Powers and Rights of Class A Convertible Preferred Stock

The Stock Purchase Agreements contemplate that the Company will file the Certificate of Designations with the Secretary of State of the State of Delaware in connection with the closing of the transactions contemplated by the Stock Purchase Agreements. The Preferred Stock will have an initial stated value and liquidation preference of $60 per share. Beginning on the six month anniversary of the issue date of the Preferred Stock, the Preferred Stock will accrue cumulative dividends at an annual rate of 5% until the first anniversary of the issue date, at an annual rate of 10% for the period beginning on the first day after the first anniversary of the issue date and ending on the eighteen-month anniversary of the issue date and at an annual rate of 15% thereafter.

Immediately upon effectiveness of the Certificate Amendment, each share of the Preferred Stock will automatically be converted into a number of shares of Common Stock equal to the quotient obtained by dividing (i) the liquidation preference plus the amount of accrued dividends by (ii) the conversion price of $15 per share; provided that if the conversion would result in a Buyer owning more than 19.99% of the issued and outstanding Common Stock, the portion of the Buyer’s shares of Preferred Stock will only convert such that the Buyer will hold not more than 19.99% of the issued and outstanding Common Stock (the “Common Stock Cap”). The Preferred Stock will continue to automatically convert in this manner on the last day of each calendar quarter subsequent to the date of the Certificate Amendment and at any time shares of Preferred Stock are transferred by a Buyer to an unaffiliated third party following effectiveness of the Certificate Amendment. If the holders of the Common Stock approve the removal of the Common Stock Cap in accordance with the applicable Nasdaq Listing Rules, all remaining shares of Preferred Stock will automatically convert into Common Stock at the conversion price.

Exchange Agreements

On December 22, 2013, the Company entered into exchange agreements (the “Exchange Agreements”) with certain holders of the Company’s Series B Notes (collectively, the “Exchanging Holders”) pursuant to which the Company agreed to exchange approximately $37.7 million aggregate principal amount of its Series B Notes held by the Exchanging Holders for an aggregate of approximately 2.5 million shares of its Common Stock in a private placement. The Common Stock will be issued pursuant to an exemption from registration in Rule 506 of Regulation D promulgated under Section 4(a)(2) of the Securities Act. In addition, certain holders have agreed to convert their Series B Notes pursuant to the Stock Purchase Agreements.

Each Exchanging Holder agreed to deliver its irrevocable consent to the Proposed Amendments to the Series B Notes Indenture.

The closing of the transactions contemplated by the Exchange Agreements is subject to the conditions to closing set forth in the Exchange Agreements, and is expected to occur on the second business day after each party has confirmed that all of the conditions to closing have been satisfied (or waived). The conditions to the Exchanging

Holders’ obligations to close include: (i) all of the conditions to effectiveness (other than the passage of time) of the IBT Agreement have been met; (ii) the amendment and extension of the Company’s Amended and Restated Contribution Deferral Agreement, with respect to at least 90% of the obligations, to December 31, 2019; and (iii) the receipt of proceeds from the issuance of the Common Stock and Preferred Stock pursuant to the Stock Purchase Agreements of not less than $250.0 million, and the exchange or conversion of at least $45.0 million principal amount of Series B Notes pursuant to the Series B Notes Exchanges and the Stock Purchase Agreements. The Exchanging Holders may, at their option, elect to close the transactions contemplated by the Exchange Agreements notwithstanding the Company’s failure to satisfy these conditions, by delivering written notice to the Company, if the conditions to the Company’s obligation to close are met (or waived). Each Exchanging Holder may terminate its respective Exchange Agreement if the closing has not occurred before the earliest of (i) the date that is five business days after the conditions to closing have been satisfied (or waived), (ii) February 13, 2014 and (iii) the date on which an event of default occurs under the Company’s existing senior credit agreement as a result of the failure to repay, extend, restructure or refinance the Company’s 6% Convertible Senior Notes on or prior to February 1, 2014.

Registration Rights Agreement

In connection with the Stock Purchase Agreements and the Exchange Agreements, the Company entered into a registration rights agreement with each of the Buyers and each of the Exchanging Holders pursuant to which the Company agreed to file, within three business days of the closing of the Financing Transactions, a registration statement under the Securities Act, registering the resale by the Buyers and the Exchanging Holders of the shares received by them pursuant to the Financing Transactions. The Company also agreed to use commercially reasonable efforts to have the registration statement declared effective by the date that is ninety (90) calendar days following the closing of the Financing Transactions; provided, however, if the Company is notified by the Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed or is no longer subject to further review and comments, the effectiveness deadline will be the later of (i) the fifth business day following the date on which such notice is received by the Company and (ii) the business day immediately prior to the closing of the Financing Transactions.

If the Company breaches certain of its obligations under the Registration Rights Agreement (an “Event”), the Company will pay each holder liquidated damages in cash at a rate equal to 1.00% per annum of the sum of (i) the purchase price of securities acquired pursuant to the Stock Purchase Agreements then held by such holder, and (ii) $15 multiplied by the number of shares of Common Stock received upon exchange or conversion of the Series B Notes then held by such holder. The registration rights are subject to the restrictions in the Registration Rights Agreement. The Company will pay the expenses in connection with the registration, other than underwriting discounts and selling commissions of the holders.

Item 8.01.	Other Events.

On December 23, 2013, the Company issued a press release announcing the Financing Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Important Information about the Financing Transactions

This Current Report on Form 8-K is filed to report the material terms of material definitive agreements as required by Item 1.01 of Current Report on Form 8-K, and this Current Report on Form 8-K, the news release attached hereto and the description of the Financing Transactions set forth herein do not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any of the securities referred to herein or therein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offer and sale of the securities referred to herein or therein has not been registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements.

Forward-Looking Statements

This Current Report on Form 8-K and the news release attached hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about management’s expectations with respect to consummating the Financing Transactions and the impact of the Financing Transactions on the Company. The words “will,” “would,” “anticipate,” “expect,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. It is important to note that the Financing Transactions will be subject to a number of significant conditions, including, among other things, the ratification of the IBT Agreement by the Company’s employees who are IBT members, the amendment and extension of the pension fund note and the satisfaction or waiver of the other conditions contained in the definitive agreements related to the Financing Transactions and the lack of unexpected or adverse litigation results. The Company cannot provide you with any assurances that the conditions contained in the definitive agreements related to the Financing Transactions will be satisfied or that the Financing Transactions can be completed in the timeframes required under the Company’s various agreements with its stakeholders. In addition, even if the Financing Transactions are completed, the Company’s future results could differ materially from any results projected in such forward-looking statements because of a number of factors, including (among others), the Company’s ability to generate sufficient cash flows and liquidity to fund operations, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation) the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and the Company’s Current Report on Form 8-K filed on December 9, 2013.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated December 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Jamie G. Pierson
Jamie G. Pierson
Executive Vice President and Chief
Financial Officer

Date: December 23, 2013